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                       FIRST AMENDMENT TO LEASE AGREEMENT
                       DATED JULY 31, 1990 BY AND BETWEEN
                         MARIANNA PARTNERS LIMITED AND
                       WILD OATS MARKET OF SANTA FE, INC.

         This First Amendment to Lease Agreement (this "Amendment") is made effective as of August 1, 1992.

         WHEREAS, Marianna Partners Limited, a New Mexico limited partnership, and Wild Oats Market of Santa Fe, Inc., a Colorado corporation, executed that certain Lease Agreement dated July 31, 1990 (the "Lease") pertaining to certain real property and improvements located within the City of Santa Fe, Santa Fe County, New Mexico; and

         WHEREAS, CAMPR Partners, Ltd. (hereinafter referred to as "CAMPR" or "Landlord") is the successor by merger to Marianna Partners Limited, the original landlord named in the Lease, and Wild Oats Markets, Inc., a Colorado corporation (hereinafter referred to as "Wild Oats" or "Tenant"), is the successor by merger to Wild Oats Market of Santa Fe, Inc., the original tenant named in the Lease; and

         WHEREAS, the parties desire to amend the Lease to include under the Lease certain additional land owned by CAMPR and located immediately adjacent to the land that is presently the subject of the Lease and further desire to modify certain other terms of the Lease as hereinafter set forth.

         NOW, THEREFORE, it is agreed as follows:

         1. Except as otherwise defined in this Amendment, all capitalized terms used in this Amendment shall have the same meaning as such terms are given in the Lease.

         2. Section 1.02 of the Lease is deleted in its entirety and the following provision is substituted therefor:

                 "SECTION 1.02. DEFINITIONS AND USE OF TERMS.

                 When used in this Lease:

                 (a) "Land" means collectively the real property described in Section 1.01 above and the Additional Land described in Section 1.02(c) below.
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                 (b)      "Building" means any and all buildings, structures
                          and other improvements located or hereafter constructed on the Land or the Additional Land.

                 (c) "Additional Land" means the real property located to the north of and immediately adjacent to the real property described in Section 1.01 and being more particularly described on Exhibit "A-1" attached hereto and incorporated herein.

                 (d) "Original Premises" means the real property described in Section 1.01 and the approximately 14,850 square foot free-standing building located thereon, which real property and free-standing building were the original subject of this Lease.

                 (e) "Premises" means collectively the Land and Building leased herein.

         3. The following sentence is added to the end of Section 2.01 of the Lease:

                 "Notwithstanding anything in this Lease to the contrary, in the event that Tenant has elected to construct the Expansion Space as provided in Section 16.17 hereof, but has elected to sublet all or a portion thereof in lieu of operating its business in such space, then the Expansion Space or portion thereof in which Tenant is not operating its business may be used for the operation of any retail or service establishment permitted by the zoning classification applicable to the Premises, other than any of the Prohibited Uses or a Drug Store Operation (as such terms are defined in Section 10.02 hereof)."

         4. Section 2.02 of the Lease is deleted in its entirety and the following provision is substituted therefor:

                 "Section 2.02. Term. The term of this Lease as it pertains to the Original Premises shall run for thirteen (13) years from and after the first day of the month following the Site Improvement Completion Date (as defined in Section 16.17 hereof). The term of this Lease as it applies to the Additional Land (and any Building thereon) shall be eight (8) years from and after the first day of the month following the Site Improvement Completion Date."

         5. Section 2.03 of the Lease is deleted in its entirety and the following provision is substituted therefor:

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                 "Section 2.03. Renewal Option. Provided that Tenant is not in default in respect to any provision of this Lease, Tenant shall have the right to extend the term of this Lease for (i) twelve (12) additional periods of five (5) years each, with respect to the Original Premises and (ii) thirteen (13) additional periods of five (5) years each with respect to the Additional Land, provided, however, that written notice is given to Landlord of such intention to extend the Lease six
                 (6) months prior to the applicable expiration date. Such extension terms shall be upon the same terms, conditions and rentals as contained herein except that the rental applicable during such extended term(s) shall be as provided in Section
                 3.01 hereof. Notwithstanding anything herein to the contrary, following the exercise of the first five (5) year option by Tenant with respect to the Additional Land, Tenant shall not thereafter have the right to exercise its renewal option with respect to the Additional Land unless Tenant simultaneously exercises its renewal option with respect to the original Premises."

         6. The following provision is added to the end of Section 3.01 of the Lease:

                 "Notwithstanding anything in this Section 3.01 to the contrary, from and after the Site Improvement Completion Date, Tenant shall pay rent as provided in Subsections (f) and (g) below.

                 (f) Initial Minimum Rent. During the initial term hereof, as set forth in Section 2.02, Tenant shall pay Landlord Minimum Rent on or before the first day of each month as follows:

                          (i) Minimum Rent for the Original Premises - $172,500.00 per annum ($14,375.00 per month).

                          (ii) Minimum Rent for the Additional Land - $35,000.00 per annum ($2,916.67 per month).

                 (g) Adjustments to Minimum Rent During Renewal Periods. The Minimum Rent payable with respect to the original Premises and the Additional Land shall be increased as follows:

                          (i) Original Premises. The Minimum Rent payable during any renewal term with respect to the Original Premises will be the lesser of (i) the Minimum Rent specified in Subsection (f)

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                                  (i) immediately above increased to reflect
                                  increases in the Consumer Price Index (as defined in Section 3.03) for the period from the effective date of this Amendment through the last day of the immediately preceding expired term or extension or (ii) sixty-five percent (65%) of the annualized average total rent (i.e. Minimum Rent plus Percentage Rent) for the five (5) Lease Years immediately preceding such renewal term, provided, however, that in no event shall the Minimum Rent for any renewal term be less than the Minimum Rent for the immediately preceding expired term. The yearly percentage adjustment for increases in the Consumer Price Index shall not exceed five percent (5%) in any Lease Year, provided that such ceiling shall not apply if Wild Oats has sublet the Premises or assigned the Lease pursuant to Article XII hereof.

                          (ii) Additional Land. In the event that Tenant has not constructed the Expansion Space or is not then operating its business therein, and is thus not paying Percentage Rent with respect to sales made by Tenant on the Additional Land, then the Minimum Rent applicable to the Additional Land during any renewal term shall be the Minimum Rent specified in Subsection
                                  (f)(ii) immediately above, increased to
                                  reflect increases in the Consumer Price Index for the period from the effective date of this Amendment through the last day of the immediately preceding expired term or extension. The yearly percentage adjustment for increases in the Consumer Price Index shall not exceed five percent (5%) in any Lease Year."

         7. Section 3.02 of the Lease is deleted in its entirety and the following provision is substituted therefor:

                 "Section 3.02. Lease Year. As used herein, the term "Lease Year" shall mean the twelve (12) month period beginning on the effective date hereof, and each consecutive twelve (12) calendar month period thereafter."

         8. Section 3.03 of the Lease is hereby deleted in its entirety and the following provision is substituted therefor:

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                 "Section 3.03. Cost of Living Increases; CPI Adjustment.
                 Except as otherwise provided in Section 3.01 hereof, and subject to the yearly limitation stated therein, at the beginning of every five (5) year renewal term applicable to the Original Premises and/or the Additional Land, the Minimum Rent provided in Section 3.01(f) shall be adjusted to reflect any increase in the consumer price index ("Consumer Price Index") as hereinafter provided. Each renewal period following the initial terms specified in Section 2.02 is hereinafter referred to as an "Adjustment Period". The adjusted Minimum Rent shall be obtained by multiplying the Minimum Rent provided for in Section 3.01(f) by a fraction, the numerator of which is the index number for the first month of each Adjustment Period hereunder in the column for "All Items" (unadjusted) in the table entitled "Consumer Price Index For All Urban Consumers," (Index Base: 1982-1984 = 100) "U.S. City Average" published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor in the Monthly Labor Review (said table herein referred to as the "CPI-U") and the denominator of which is the CPI-U for the effective date of this Amendment. The adjusted rental thus obtained shall be the Minimum Rent applicable during such renewal term.
                 Tenant shall continue to pay the Minimum Rent in effect for the expiring term or Adjustment Period until notified by Landlord of any increase in such Minimum Rent. On the first day of the calendar month immediately following receipt of such notification, Tenant shall commence payment of the new Minimum Rent specified in the notice, and shall also pay the Landlord, with respect to the months already expired during such renewal term, the excess of the required monthly rental specified in the notice over the monthly amounts theretofore actually paid by Tenant."

         9. The first sentence of Section 3.05(a) of the Lease is deleted in its entirety and the following sentence is substituted therefor:

                 "In addition to the Minimum Rent, Tenant shall pay to Landlord for each calendar year during the term of this Lease, as percentage rent ("Percentage Rent"), a sum equivalent to the amount, if any, by which the sum of two percent (2%) of Tenant's Gross Sales (as hereinafter defined) up to $15,000,000.00 plus one percent (1%) of Tenant's Gross Sales in excess of $15,000,000.00 for such calendar year exceeds the annual Minimum Rent for the Original Premises set forth in
                 Section 3.01 hereof for such calendar year."

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         10.     The first sentence of Section 3.05(c) is deleted and the
following sentence is substituted therefor:

                 "As used herein, the term "Tenant's Gross Sales" shall mean the gross proceeds from all sales of merchandise, services and other receipts whatsoever of all business conducted by Tenant in or from the Premises, whether sold for cash or on credit, including, without limitation, redemption of gift and merchandise certificates, deposits not refunded to purchasers, orders taken at the Premises, although such orders may be filled elsewhere, sales through vending machines or other devices, and sales by any subtenant, concessionaire or licensee in the Premises, but not including sales by any subtenant occupying the Expansion Space or any portion thereof in the event that Tenant has elected to construct the Expansion Space as provided in Section 16.17 hereof, but has elected to sublet all or a portion thereof in lieu of operating its business in such space."

         11. The following paragraph is added to the end of Section 4.03 of the Lease:

                 "Notwithstanding anything in this Lease to the contrary, including, without limitation, this Section 4.03, CAMPR shall have no obligation to complete the Landlord's Additional Work or any portion thereof unless and until required by applicable governmental authorities. Landlord and Tenant agree that Landlord shall have no liability whatsoever for failing to complete Landlord's Additional Work prior to the date required by applicable governmental authorities and Tenant specifically waives and releases Landlord from any and all liability for the per diem penalty specified in this Section 4.03. At such time that applicable governmental authorities require completion of the Landlord's Additional Work, Landlord agrees to complete such Landlord's Additional Work at Landlord's sole expense and in a good and workmanlike manner."

         12. Article IX of the Lease is deleted in its entirety and the following provision is substituted therefor:


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                                  "ARTICLE IX

                      DESTRUCTION OF IMPROVEMENTS BY FIRE
                               OR OTHER CASUALTY

                          If the Premises should be damaged or destroyed by
                 fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Following the receipt of such notice, Landlord shall, at Landlord's expense, proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such casualty, (excluding stock in trade, furniture, fixtures, furnishings, carpeting, floor covering, wall coverings, drapes and equipment and other personal property of Tenant) provided, however, that Landlord shall not be obligated to expend for such repair or restoration an amount in excess of the insurance proceeds recovered by Landlord as a result of such damage, except if due to Landlord's negligence or intentional acts, and provided, further, that if the Premises are damaged, destroyed or rendered untenable for their accustomed use by fire or other casualty to the extent of more than fifty percent (50%) of the cost to replace the Premises during the last two (2) years of the term of this Lease or any extension thereof, then Landlord shall not have the obligation to rebuild the Premises unless Tenant first exercises its option to renew the term for at least another five (5) years. If the Premises are untenable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenable shall be reduced to such extent as shall be fair and reasonable under all of the circumstances. If Landlord's rebuilding and repair cannot or will not be completed within one hundred eighty (180) days of the occurrence giving rise to such damage, then Tenant may elect to terminate the Lease effective upon the date of such occurrence by giving written notice of such election to Landlord within thirty (30) days of the date of such occurrence, in which event neither party shall have any further rights or obligations hereunder following such termination, except, however, with respect to any claims accruing or arising hereunder prior to the effective date of such termination. If said notice is not given and Landlord is required to repair or restore the Premises as herein provided, then Tenant shall promptly repair or replace its trade fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes and equipment and other personal property necessary for Tenant to conduct

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
                 its business and Tenant shall thereafter promptly reopen for business.

         13. The following paragraph is added to the end of Section 10.02 of the Lease:

                 "In addition to the foregoing restrictions, Tenant agrees that neither the Premises nor any portion thereof shall be used for
                 (i) purposes of a cocktail lounge (provided, however, that this shall not preclude a cocktail lounge operated in conjunction and as a part of a restaurant), bar, disco, bowling alley, pool hall, billiard parlor, skating rink, roller rink, amusement arcade, adult book store, adult theater, adult amusement facility, or any facility selling or displaying pornographic materials or having such displays, secondhand store, auction house, flea market or any use which creates a nuisance (hereinafter the "Prohibited Uses") or (ii) the operation of a drug store or a so called prescription pharmacy or for any purpose requiring a qualified pharmacist or other person authorized by law to dispense medicinal drugs, directly or indirectly, for a fee or a remuneration of any kind (hereinafter a "Drug Store Operation") provided, however, that this restriction shall not prohibit or restrict in any way the sale of medicinal herbs or vitamins from the Premises. The restrictions against the Prohibited Uses and the restrictions against a Drug Store Operation on the Premises shall continue throughout the term of this Lease, provided, however, that the restrictions against a Drug Store Operation on the Premises shall terminate sooner if at any time following three (3) years from the effective date of this Amendment a Drug Store operation is not conducted on the North Site (as defined in Section 16.17 hereof) for a period of twelve (12) consecutive months."

         14. Section 11.01 of the Lease is deleted in its entirety and the following provision is substituted therefor:

                 "Section 11.01. Alterations and Surrender of Premises. Tenant shall not make any major alterations in or additions, including construction of additional buildings on the Land and the Additional Land, changes or repairs to the Premises except in accordance with the provisions of Section 16.17 hereof. Additionally, Tenant may make nonstructural alterations to the interior of the Premises not exceeding $5,000.00 in cost without Landlord's prior written consent provided that such nonstructural, interior alterations are made in accordance with the remainder of this Section 11.01. Tenant may, at its

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
                 expense, when surrendering the Premises, remove from the Premises all personal property and trade fixtures installed by Tenant but no structural components shall be removed and all damage resulting from removal of any such additions shall be repaired by Tenant. If Tenant does not remove its trade fixtures and personal property after request to do so by Landlord, Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Tenant hereby agrees to hold Landlord, its agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Any mechanic's lien filed against the Premises for work claimed to have been furnished to Tenant shall be discharged of record by Tenant within ten
                 (10) days after the filing thereof, at Tenant's expense or, alternatively, Tenant may elect to provide Landlord with an acceptable bond from a surety company reasonably acceptable to Landlord in the amount of one and one-half times the amount of the lien. All alterations and additions shall comply with all insurance requirements and with all applicable laws, statutes, ordinances and regulations. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of material shall be used. Tenant shall, at the termination of the Lease, surrender the Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit, loss by ordinary wear and tear excepted."

         15. The following sentences are added to the end of Article XII of the Lease:

                 "Notwithstanding anything in this Article XII to the contrary, in the event that Tenant has elected to construct the Expansion Space as provided in Section 16.17 hereof, but has elected to sublet all or a portion thereof in lieu of operating its business in such space, then Tenant shall have the right to sublet all or any portion of the Expansion Space not being used by Tenant for the operation of its business to other third parties for the purposes specified in Section 2.01 hereof."

                 "Notwithstanding anything in this Article XII to the contrary, Tenant may assign this Lease (i) to Agora Properties, a Colorado general partnership, provided that the present ownership of Agora Properties or its constituent entities is not changed, except by devise or descent and (ii) in connection with an offering of stock, either public or private, in Tenant or any proposed Assignee of this Lease, provided that Michael Gilliland and Elizabeth Cook retain, directly or indirectly, an aggregate thirty percent ownership interest in Tenant or Assignee.

         16. The second paragraph of Article XV of the Lease is deleted in its entirety and the following provision is substituted therefor:

                 "Notwithstanding the foregoing, Landlord's sole remedy in the event of a violation by Tenant of its covenants in this
                 Article XV shall be to collect from Tenant additional rent, which additional rent Tenant hereby agrees to pay to Landlord as follows:

                 (a) In the event that such competing business is a "new store", i.e., a store which has not been previously operated as a natural grocery store within ten miles of the Premises, then Tenant shall pay to Landlord one percent (1%) of all gross sales over $3,000,000 from all such new stores located within said ten mile radius of the Premises.

                 (b) In the event that such competing store is not a "new store" and Tenant purchases an existing business which has been previously operated as a natural grocery store, then Tenant shall pay to Landlord as additional rent two percent (2%) of gross sales over $6,000,000 from all such other stores it owns and operates within said ten mile radius of the Premises.

                 Notwithstanding anything in this Article XV to the contrary, Landlord agrees to waive its right to collect such additional rent from the business presently conducted by Tenant or its affiliates in St. Michael's Village, Santa Fe, New Mexico
                 (the "St. Michael's Store") provided that neither Tenant nor its affiliates expand the size of the St. Michael's Store (i.e. increase in any way the sales area of the St. Michael's Store). In the event of such expansion, then Landlord's conditional waiver of its right to receive a percentage of the sales of such competing business shall immediately terminate, and Tenant shall pay thereafter to Landlord one percent (1%) of all gross sales over $3,000,000 from the St. Michael's Store."

         17. Section 16.17 of the Lease is deleted in its entirety and the following provision is substituted therefor:

                 "Section 16.17. Approval of Site Plans; Construction of Site Improvements; Expansion Space.

                 (a) Approval of Site Plans. Tenant acknowledges that Landlord owns and plans to develop certain property which is immediately north of the Premises, said Property being more particularly described on Exhibit "B-1" attached hereto and incorporated herein (the "North Site"). Landlord and Tenant further acknowledge that Tenant is leasing the Additional Land from Landlord for the purposes of acquiring additional parking adjacent to the existing Building and for the purpose of allowing

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                 Tenant to construct additional retail space abutting the
                 existing Building, should Tenant elect in the future to construct such additional space (the "Expansion Space"). Attached to this Lease as Exhibit C-1 is a site plan (the "Preliminary Site Plan") which illustrates the proposed configuration and site improvements to the North Site and the Premises (collectively the "Entire Tract") prior to construction of the Expansion Space. Attached to this Lease as Exhibit D-1 is a site plan (the "Expansion Plan") which illustrates the modifications to the Preliminary Site Plan reflecting construction of the Expansion Space. Landlord and Tenant hereby approve the Preliminary Site Plan and the Expansion Plan (approval of the Expansion Plan to control in the event that either Tenant or Landlord construct the Expansion Space, as hereafter set forth) and both Landlord and Tenant agree to cooperate fully with each other and applicable governmental authorities in effecting the development shown on the Preliminary Site Plan and the Expansion Plan and agree that the Entire Tract will be developed in accordance with the same.

         (b) Landlord's Construction of Site Improvements Shown on Preliminary Site Plan.

                 (i) Authority to Proceed; Construction Deadlines. Landlord is hereby authorized to begin construction of the parking, ingress and egress and other construction reflected on the Preliminary Site Plan (hereinafter the "Site Improvements") as such construction pertains to the Premises (and so much of the North Site as is necessary for ingress to and egress from the Premises). It is expressly understood, however, that Landlord shall have no obligation to construct any of the Site Improvements on the North Site (except so much thereof as is necessary for ingress to and egress from the Premises) until buildings are constructed on the North Site. Landlord agrees to submit an application for building permit and/or any other necessary submittals for the construction of the Site Improvements on the Premises to the City of Santa Fe and/or any other applicable governmental authorities on or before October 15, 1992, and agrees to commence construction of the Site Improvements

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
                          within thirty (30) days of receipt of all necessary governmental approvals and Tenant's alternative quotes or bids referred to in Section 16.17 (b)(ii) (or notice from Tenant that it is waiving such right). Following commencement of construction, Landlord agrees to diligently pursue such construction to completion. Notwithstanding anything herein to the contrary, in the event that Landlord has not commenced construction of the Site
                          Improvements on the Premises on or before July 31, 1993 (the "Outside Completion Date"), then Tenant may terminate this Amendment by giving written notice of such termination to Landlord within fifteen (15) days of the Outside Completion Date, in which event the Lease as in effect prior to the execution of this Amendment shall control and none of the provisions of this Amendment shall be effective, except for Paragraphs 11 and 16 of this Amendment, which shall survive such termination. The Site Improvements on the Premises shall be deemed completed on the date (the "Site Improvement Completion Date") upon which Landlord has completed construction of the Site Improvements on the Premises (and so much of the
                          North Site as is necessary for ingress to and egress from the Premises) in accordance with the plans submitted to and approved by the City of Santa Fe. The parties agree to execute a certificate memorializing the Site Improvement Completion Date. Additionally, in the event that Landlord (i) has not commenced construction of the Site Improvements on the Premises on or before the outside Completion Date, or (ii) fails to commence construction of the Site Improvements within sixty (60) days of receipt of all necessary governmental approvals and Tenant's alternative quotes or bids referred to in Section 16.17(b)(ii) (or notice from Tenant that it is waiving such right), then Tenant may proceed to
                          obtain any necessary approvals and complete
                          construction of the Site Improvements.   Following
                          completion thereof, Landlord agrees to promptly reimburse Tenant upon demand for the actual costs in excess of $50,000 incurred by Tenant (one hundred fifteen percent (115%) thereof, in the case of Landlord's failure to commence

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
                          construction under clause (ii) above) in constructing the Site Improvements.

                 (ii) Conduct of Construction. Landlord agrees to use all reasonable efforts to minimize disruption of Tenant's business as a result of such construction, and agrees that the existing entrance from St. Francis Drive shall not be closed until the new entrance from St. Francis Drive, as reflected on the Preliminary Site Plan, is completed and open. Prior to commencing construction of the Site Improvements, Landlord agrees to provide Tenant with a copy of any bids or quotes received by Landlord with respect to such construction. Tenant shall have twenty-one (21) days following receipt of such information to obtain alternative quotes or bids from reputable contractors/suppliers and the parties agree that such work shall be performed by the lowest responsive, responsible bidder(s). Landlord shall provide reasonable proof to Tenant to substantiate actual costs for the Site Improvements on the Premises.

         (c) Tenant's Agreement to Reimburse Landlord for Cost of Site Improvements on Premises. Following completion of construction of the Site Improvements on the Premises, Tenant agrees to reimburse Landlord for the actual costs incurred by Landlord in constructing the Site Improvements (consisting of design, topo, survey, dirt work, landscaping, asphalt, concrete, retaining walls, curb-cuts and deceleration lanes) in an amount not to exceed $100,000.00. Tenant shall reimburse Landlord $50,000.00 in cash upon substantial completion of the Site Improvements. Notwithstanding anything in Section 3.05 of this Lease to the contrary, and in addition to the Percentage Rent specified in Section 3.05, Tenant agrees to pay additional Percentage Rent in the amount of one percent (1%) of all of Tenant's Gross Sales in excess of $15,000,000.00 (the "Additional Percentage Rent") until such time as Landlord has been completely reimbursed for the total cost of the Site Improvements on the Premises in excess of such $50,000.00 cash payment, up to such $100,000.00 maximum. Additionally, in the event that Tenant completes construction of the Site Improvements because of Landlord's failure to commence construction and Landlord has reimbursed Tenant for costs in excess of $50,000, as specified in Section 16.17 (b) (i) above, then Tenant shall pay Additional Percentage Rent to Landlord until such time as Landlord has been completely reimbursed for the total cost of the Site Improvements on the Premises in excess of $50,000, up to such $100,000 maximum.

         (d) Use of Roadways, Parking Areas, Sidewalks and Entrances Shown on Preliminary Site Plan and Expansion Plan. Landlord and Tenant agree that, following completion of construction of the Site Improvements reflected on the Preliminary Site Plan (and the Expansion Plan, in the event that Tenant or Landlord constructs the Expansion Space, as hereinafter set forth) the roadways, parking areas, sidewalks and entrances shown on the Preliminary Site Plan (or the Expansion Plan, as applicable) shall be used in common by Tenant, on the one hand, and Landlord and any tenants on the North Site, on the other hand, and their respective customers, employees, agents and invitees.

         (e) Tenant's Construction of Expansion Space. Provided that and for so long as Tenant is leasing the Additional Land, Tenant shall have the right to construct the Expansion Space in accordance with the provisions hereof.

                 (i) Approvals. Should Tenant elect to construct the Expansion Space, Tenant shall prepare and submit the construction plans, drawings and related documents to Landlord for written approval. Landlord shall either approve or disapprove in writing any of the items submitted for approval to Landlord by Tenant within seven (7) days of Landlord's receipt thereof. Any disapproval shall be accompanied by a written explanation setting forth in detail the reasons for disapproval. Landlord shall not unreasonably withhold approval of such plans and specifications and the criteria used by Landlord in approving or disapproving any such item shall be compliance with applicable land use regulations, quality of general design and aesthetic compatibility with the remainder of the Building and the other improvements on the Entire Tract. Landlord and Tenant agree to cooperate reasonably with each other in resolving any objections of the other to such item and/or requested modifications by the other. Following approval of the plans and specifications, Tenant will not make any material modification or alteration without the prior written consent of Landlord. Landlord and Tenant agree to communicate and consult informally as frequently as is necessary to ensure that the formal submittal of any item pursuant to this Section 16.17(e) can receive prompt and speedy consideration.

                          If within fourteen (14) days from the date that Tenant first submits the construction plans, drawings and related documents to the Landlord for written approval, Landlord and Tenant have not finally approved the plans and specifications, then either Landlord or Tenant may demand that any disputed matter involving the plans and specifications be decided by arbitration in accordance with the rules of the American Arbitration Association then obtaining. The parties to this Lease acknowledge and agree that the performance of this Lease will substantially involve interstate commerce and that, accordingly, this agreement to arbitrate shall be specifically enforceable under the Federal
                          Arbitration Act. Notice of the demand for arbitration shall be delivered in writing to the other party to this Lease and filed in writing with the American Arbitration Association. The parties hereby agree that Ernest A. Romero shall act as the single arbitrator. In the event that Ernie Romero is unable or unwilling to so serve, then one arbitrator shall be chosen by each of the parties within fifteen (15) days after the demand for arbitration, and the remaining arbitrator shall be chosen as a mutual arbitrator in accordance with the then applicable rules of the American Arbitration Association. Each arbitrator chosen hereunder shall be a disinterested person. The arbitrator(s) shall have no power to change any of the provisions of this Lease in any respect, nor shall the arbitrator(s) have the power to make an award or reformation, and the jurisdiction of the arbitrator(s) is hereby expressly limited accordingly. The arbitration shall be conducted in Santa Fe, New Mexico in accordance with the then prevailing rules of the American Arbitration Association or its successor. Without limitation on the foregoing, the arbitrators shall have the right to retain and consult experts and competent authorities skilled in the matters under arbitration, but all consultation shall be made at a hearing with all parties having full right to cross examine the experts and authorities. All hearings regarding arbitration shall be held within a period of time not to exceed sixty (60) days after the appointment of the arbitrators hereunder. The arbitrators shall render an award not later than thirty (30) days after the conclusion of the last hearing in connection therewith. The decision and award of the arbitrators shall be in writing, and counterpart copies shall be delivered to each of the parties. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in any court of competent jurisdiction in accordance with the Federal Arbitration Act. Unless then otherwise agreed in writing by the parties to this Lease, no party shall interrupt its performance under this Lease, including, but not limited to, the payment of any monies hereunder, pending the determination and rendering of any award under the arbitration proceedings herein provided.

                 (ii) Reports and Information. Copies of all soils reports, surveys, hazardous wastes or toxic reports, feasibility studies and other similar written materials prepared or obtained by Tenant with respect to the construction of the Expansion Space shall be delivered to Landlord within ten (10) days after receipt by Tenant.

                 (iii) Plans and Contracts. The contract between Tenant and any architect or other design professionals or any general contractor for the design or construction of the Expansion Space shall provide, in form and substance reasonably satisfactory to Landlord, for the assignment thereof to Landlord as security to Landlord for Tenant's performance of its obligations under this Lease and Landlord shall be furnished with any such contract, together with the further agreement of the parties thereto, that if this Lease is terminated due to the Tenant's default of a type which allows Landlord to terminate this Lease, Landlord may, at its election, use any plans and specifications to which Tenant is then entitled and/or complete performance called for by Tenant and assert the right of Tenant pursuant to any such contract, upon the payment of any sums due to any party thereto. Upon completion of the Expansion Space, Tenant shall provide Landlord with a complete and legible full-size set of all as-built plans and specifications.

                 (iv)      Construction.

                          (A) Conditions to Commencement of Construction. Tenant shall satisfy the following conditions and in no event shall Tenant commence any construction of the Expansion Space until the following conditions have been satisfied or waived by Landlord:

                                  [1]      Landlord shall have approved the
                                           plans and specifications in
                                           sufficient detail to permit Landlord
                                           to approve the size, configuration,
                                           and external appearance of the
                                           Expansion Space;

                                  [2]      Tenant shall have provided
                                           reasonable evidence (e.g. letter
                                           from bank or other financing source
                                           committing funds) to Landlord of
                                           Tenant's ability to complete
                                           construction of the Expansion Space
                                           prior to commencement thereof;

                                  [3]      Tenant shall have obtained all
                                           permits and other governmental
                                           approvals necessary to commence such
                                           construction; and

                                  [4]      If Tenant intends to employ a
                                           general contractor for the
                                           construction of the Expansion space,
                                           Tenant shall have entered into
                                           complete and binding contracts in
                                           form and substance commonly used in
                                           the industry with such contractor for
                                           the construction of the Expansion
                                           Space.

                          (B) Restrictions; Governmental Permits. The Expansion Space shall not be constructed or maintained unless the same conforms to and is consistent with all applicable zoning applicable to the Premises, all other applicable governmental requirements
                                  (including without limitation any conditional use permit or other license, permit, or certificate required to be issued by any governmental authorities in connection with the construction of the Expansion Space) and the plans and specifications approved by Landlord. Additionally, the construction of the Expansion Space shall be completely within the building areas reflected on the Expansion Plan and shall in all other manners comply with the Expansion Plan. Before commencement of construction of the Expansion Space, Tenant shall, at Tenant's sole cost and expense, secure any and all applicable permits, licenses and other approvals which may be required by any governmental authorities having jurisdiction over such construction, development or work. Landlord shall have no implied obligation to cause such permits to be issued other than in the ordinary course of governmental business. Tenant shall provide a copy of any such permits, licenses or other approvals to Landlord prior to commencing work.

                          (C) Construction Standards. All construction, alteration or repair work permitted herein shall be accomplished expeditiously, diligently and in accordance with good engineering practices. Tenant shall take all reasonably necessary measures to minimize any damage, disruption or inconvenience caused by such work and make adequate provision for the safety and convenience of all persons affected thereby. Tenant shall pay (or cause to be paid) all costs and expenses associated with such work and shall indemnify and hold Landlord harmless from all damages, lawsuits and claims attributable to the performance of such work. Dust, noise and other effects of such work shall be controlled using commercially accepted methods customarily utilized in order to control deleterious effects associated with construction projects in a populated or developed area.

                          (D) Costs of Construction. The entire cost and expense of constructing the Expansion Space and any site improvements reflected on the Expansion Plan which have to be reconstructed or rebuilt as a result of Tenant's construction of the Expansion Space shall be borne and paid by Tenant.

                          (E)     Responsibilities of Landlord.

                                  [1]      Governmental Approvals.  Landlord
                                           will assist and cooperate with
                                           Tenant in connection with the
                                           reasonable request by Tenant for
                                           tentative or final parcel, tract or
                                           subdivision map approvals, variances
                                           and any other permit, license or
                                           other approval from any governmental
                                           authority which may be reasonably
                                           necessary for or which will
                                           facilitate the development,
                                           operation and use of the Expansion
                                           Space.

                                  [2]      Easements. Landlord agrees to join
                                           in granting, dedicating or
                                           relocating such public or private
                                           utility company easements as may be
                                           reasonably required for the
                                           construction of the Expansion Space.

                                  [3] No Impediments. Landlord agrees that it will not construct any improvements on or take any action with respect to the North Site or otherwise that would impede or prevent Tenant from exercising its rights under the Lease to construct the
                                        Expansion Space.

                                  [4]      Parking. Landlord warrants and
                                           represents that the Expansion Plan
                                           complies with current City of Santa
                                           Fe minimum parking requirements for
                                           retail space.

                          (F) Reports. During the construction of the Expansion Space, Tenant shall furnish Landlord with monthly progress reports in a form reasonably satisfactory to Landlord demonstrating compliance with the construction requirements of this Lease.

                 (v) Compliance With Parking Requirements. Tenant may take all reasonable measures to insure that the parking ratio for the Premises does not fall below a ratio of one (1) parking space per two hundred (200) ft.2 of building area and that none of the tenants or occupants of the Entire Tract use more than one (1) parking space per two hundred (200) ft.2 of building area leased or occupied by such user.

                 (vi) Ownership of Improvements. All permanent improvements constructed by Tenant pursuant to this Section 16.17(e) shall be and remain Landlord's property, shall become part of the Premises and shall not be removed by Tenant upon termination of this Lease for any reason.

         (f) Landlord's Construction of Expansion Space. In the event that Tenant does not construct the Expansion Space and at any time while this Lease is in effect with respect to the Original Premises fails to exercise its option to extend the term of this Lease as it applies to the Additional Land, then Landlord shall have the right to construct the Expansion Space at Landlord's sole cost and expense. In such event, Landlord agrees to use all reasonable efforts to minimize disruption of Tenant's business as a result of Landlord's construction of the Expansion Space. Construction of the Expansion Space by Landlord shall be in strict accordance with and within the building areas reflected on the Expansion Plan. Following completion of construction of the Expansion Space by Landlord, Tenant acknowledges that the Expansion

                 Space shall be under the exclusive control of Landlord and that the definition of Premises hereunder shall be reduced to include only the original Building that was the subject of this Lease and the roadways, parking areas, sidewalks and entrances located on the Original Premises, as reflected on the Expansion Plan, subject to the rights of Landlord and any tenants on the North Site to use such roadways, parking areas, sidewalks and entrances. In leasing the Expansion Space, Landlord shall notify Tenant of Landlord's lease rates, lease terms and the expected tenant credit rating, which rate, terms and credit shall be reasonable in the Santa Fe market. If Tenant desires to lease the Expansion Space, is not in default under this Lease and Tenant is willing to meet the rate and terms and can provide the satisfactory credit rating required by Landlord, Landlord agrees to negotiate with the Tenant for the lease of the Expansion Space.

         (g) Operation of Entire Tract. Should Landlord construct the Expansion Space, or should Landlord otherwise elect at any time, Landlord and Tenant acknowledge and agree that Landlord shall have the right to treat the Entire Tract as an integrated shopping center and that Landlord shall have the option to procure (if applicable) and pay the taxes, insurance, maintenance and other common area charges applicable to the Entire Tract. In such event, Tenant agrees to pay its proportionate share of such taxes, insurance, maintenance and other common area charges applicable to the Entire Tract, determined by dividing the total square footage of the Building located on the Original Premises (herein agreed to be 14,850 square feet) by the aggregate rentable space in the Entire Tract, provided, however, that Tenant's share of such costs for the year in which such election is made by Landlord shall not exceed Tenant's total costs for such items for the year preceding such election, wherein Tenant paid all such costs. Following completion of construction of the Expansion Space by Landlord, Landlord shall designate at least 72 parking spaces for Tenant's exclusive use.

         18. The following sentence is added to the end of Section 16.18 of the Lease:

                 "Additionally, Landlord agrees that no portion of the North Site shall be used for any of the Prohibited Uses, as defined in Section 10.02 hereof."

         19.     A new Section 16.19 is hereby added to the Lease as follows:

                 "Section 16.19. Tenant's Option to Purchase the Premises.

                 (a) Grant of option. For and in consideration of the mutual and reciprocal covenants contained herein, Landlord grants to Tenant the exclusive right and option to purchase the Premises at a total purchase price equal to $3,500,000.00 cash, plus any Site Improvement costs incurred by Landlord as specified in Section 16.17 hereof for which Landlord has not been reimbursed by Tenant as of the closing of such option purchase, and otherwise on the terms and conditions set forth in the real estate contract attached hereto as Exhibit "E-1" and incorporated herein (the "Real Estate Contract"). In the event that Tenant exercises its option to purchase after Landlord has commenced construction of but before completion of the Site Improvements as specified in
                          Section 16.17 hereof, then Landlord shall have the right to complete construction of the Site Improvements and the entire reimbursable portion thereof shall be added to the purchase price.

                 (b) Option Period. Tenant may exercise its option at any time on or before 5:00 o'clock p.m. on April 1, 1993 provided, however, that if Landlord has not sooner placed a mortgage to secure third party financing on the Entire Premises, Tenant shall have until 5:00 o'clock p.m. on September 1, 1993 or until the Walgreen's Store on the North Site is constructed and Walgreen's is in possession and paying rent, whichever is sooner, to exercise such option. Notwithstanding anything herein to the contrary, the April 1, 1993 date and the September 1, 1993 date specified above shall be extended one (1) day for each day after December 31, 1992 that Landlord has not completed the Site Improvements as required in
                          Section 16.17(b) hereof.

                 (c) Exercise of Option. Tenant may exercise its option hereunder only by execution and tender to Landlord of an executed original of the Real Estate Contract, together with an earnest money check for $100,000.00 payable to Landlord. As specified in Section 3.02 of the Real Estate Contract, it shall be a condition to closing under the Real Estate Contract that Landlord and Tenant execute and record a Reciprocal Operating Agreement (With Easements, Covenants and Restrictions) in the form attached as Schedule 2 to the Real Estate Contract."

         20. A new Section 16.20 is hereby added to the Lease as follows:

                 "Section 16.20. Tenant's Right of First Refusal to Purchase the Premises. Landlord hereby grants to Tenant a right of first refusal to purchase the Premises. If during the term of this Lease Landlord receives a bona fide offer (the "Offer") for the purchase of its interest in the Premises (or the Entire Tract), Landlord shall give Tenant written notice (the "Notice") of such Offer. The Notice shall set forth the name of the third party offeror, the price and all other terms and conditions of the Offer. Tenant shall have the option for thirty (30) days following the giving of the Notice to elect to purchase the Premises (or the Entire Tract, if the offer pertains to the Entire Tract) for the purchase price presented in the offer and on the same terms and conditions as contained in the Offer. If Tenant does not exercise such right of first refusal within said thirty (30) day period, then Landlord shall be permitted to sell the Premises (or the Entire Tract, if applicable) to such third party offeror in accordance with the terms of the Offer. If Tenant does not exercise such right of first refusal, and the terms of the offer are subsequently revised, then Landlord shall give Tenant written notice of such revised terms, and Tenant shall have three (3) days following receipt of such notice to elect to purchase the Premises (or the Entire Tract, if applicable) on the revised terms."

         21. The parties hereby ratify and confirm that the Lease is in full force and effect and is unmodified except as specifically set forth in this Amendment.

                                  CAMPR PARTNERS, LTD.

                                  By:      Sanders Partners Incorporated,
                                           Its: General Partner

                                           By: /s/ OFFICER OF SANDERS
                                                   PARTNERS INCORPORATED
                                              --------------------------

                                           Title: Vice President
                                                 -----------------------

                                           Date:     9/14/92
                                                ------------------------

                                  WILD OATS MARKETS, INC., successor
                                  by merger to Wild Oats Market of
                                  Santa Fe, Inc.

                                           By: /s/ MICHAEL GILLILAND
                                              --------------------------

                                           Title:    President
                                                 -----------------------

                                           Date:       9/22/92
                                                 -----------------------

List of  Exhibits:

Exhibit  A-1 - Legal Description of Additional Land
Exhibit  B-1 - Legal Description of the North Site
Exhibit  C-1 - Preliminary Site Plan
Exhibit  D-1 - Expansion Plan
Exhibit  E-1 - Real Estate Contract

                             CONSENT OF GUARANTORS

         The undersigned guarantors hereby acknowledge and consent to this Amendment and agree that their guarantees of the Lease as amended by the First Amendment, shall remain in full force and effect and are hereby ratified and confirmed.

                                             /s/ MICHAEL GILLILAND
                                           ------------------------
                                           MICHAEL GILLILAND


                                            /s/ ELIZABETH C. COOK
                                           ------------------------
                                           ELIZABETH COOK

                                  Exhibit A-1

        Tract B of the Slade-Shubert Subdivision, as shown on plat filed in the Office on plat filed in the Office of the County Clerk, Santa Fe County, New Mexico on August 29, 1988, in Plat Book 190, page 13, as Document No. 658,077, SAVE AND EXCEPT THE FOLLOWING:

That certain parcel of land situate within the Santa Fe Grant, Township 17 North, Range 9 East, New Mexico Principal Meridian, City of Santa Fe, Santa Fe County, New Mexico, comprising the Northerly portion of Tract B of the Slade-Shubert Subdivision, as shown on plat filed in the office of the County Clerk of Santa Fe County, New Mexico on August 29, 1988, in Plat Book 190, page 13, as Document No. 658,077, more particularly described as follows:

Beginning at the Northwest corner of said Tract B, Slade-Shubert Subdivision and the Northwest corner of the parcel herein described; Thence Easterly along the Northerly line of said Tract B on the following three (3) courses,

S 65 degrees 28' 00" E, 104.14 feet to a point; Thence,

S 65 degrees 28' 00" E, 77.70 feet to a point; Thence,

N 89 degrees 40' 00" E, 62.30 feet to the Northeast corner of said Tract B and the Northeast corner of the parcel herein described, a point on the Westerly right of way line of St. Francis Drive; Thence,

Southeasterly         , 20.62 feet along said Westerly right of way line of St.
                        Francis Drive on the arc of a curve to the right (said curve having a radius of 2242.00 feet and a chord which bears SE, 20.62 feet) to a point on curve and the Southeast corner of the parcel herein described; Thence,

N 89 degrees 33' 02" W, 58.33 feet to a point; Thence,

S 25 degrees 07' 59" W, 27.17 feet to a point; Thence,

N 66 degrees 14' 38" W, 173.58 feet to a point; Thence,

N 60 degrees 04' 00" W, 24.00 feet to the Southwest corner of the parcel herein described, a point on the Westerly line of said Tract B; Thence,

N 29 degrees 56' 00" E, 43.85 feet along said Westerly line of Tract B to the
                        Northwest corner and point of beginning of the parcel herein described.

Said parcel contains 0.227 acre, more or less.

                                  Exhibit B-1

                                   North Site

All of Tract A1 as shown in Plat of Survey entitled "Lot Split-Tract A Slade and Shubert Subdivision, St. Francis Drive, Santa Fe, New Mexico", prepared by Jack G. Horne, P.E. & L.S. #889, dated November 4, 1988 and filed for record on November 30, 1989 as Document Number 693,812, appearing in Plat Book 204 at page 030, records of Santa Fe County, New Mexico.

                                      AND

A certain tract of land, being Tract A-2 of the Slade Shubert Subdivision, lying and being situate at 1096 S. St. Francis Drive, within the Santa Fe Grant, T.17N., R.9E., N.M.P.M., City of Santa Fe, County of Santa Fe, State of New Mexico, being more particularly described as follows, to wit:

Beginning at a point for Santa Fe Control Monument No. 58, marked by a Brass Disk in concrete, thence N. 16 deg. 59' 07" W., a distance of 287.76 feet, to the true point and place of beginning, the southeast corner of Tract A-2 described hereon, a capped rebar; thence S. 89 deg. 39' 00" W., a distance of
60.70 feet; thence, N. 65 deg. 28' 00" W., a distance of 181.76 feet; thence N. 29 deg. 46' 00" E., a distance of 16.86 feet; thence N. 65 deg. 57' 00" W., a distance of 55.66 feet, the southwest corner of Tract A-2; thence N. 24 deg. 59' 00" E., a distance of 116.62 feet, the northwest corner of Tract A-2; thence S. 65 deg. 20' 40" E., a distance of 237.39 feet, the northeast corner of Tract A-2, a point on the west Right-of-Way of St. Francis Drive; thence along a curve to the right through a central angle of 3 deg. 02' 47" (R=2242.00 feet; Chord S. 1 deg. 42' 10" E. - 119.19 feet) a Length of 119.20 feet, to the true point and place of beginning.

All as shown on plat of survey entitled "PLAT OF A RE-SURVEY OF TRACT A-2 OF THE SLADE & SHUBERT SUBD'N FOR LINDA GEIL", dated May 1991, prepared by Richard A. Morris, Registered Professional Surveyor New Mexico No. 10277, bearing Project No. 91-LS-33.

                                      AND

That certain parcel of land situate within the Santa Fe Grant, Township 17 North, Range 9 East, New Mexico Principal Meridian, City of Santa Fe, Santa Fe County, New Mexico, comprising the Northerly portion of Tract B of the Slade-Shubert Subdivision, as shown on plat filed in the office of the County Clerk of Santa Fe County, New Mexico on August 29, 1988, in Plat Book 190, page 13, as Document No. 658,077, more particularly described as follows:

Beginning at the Northwest corner of said Tract B, Slade-Shubert Subdivision and the Northwest corner of the parcel herein described; Thence Easterly along the Northerly line of said Tract B on the following three (3) courses,

S 65 degrees 28' 00" E, 104.14 feet to a point; Thence,

S 65 degrees 28' 00" E, 77.70 feet to a point; Thence,

N 89 degrees 40' 00" E, 62.30 feet to the Northeast corner of said Tract
                        B and the Northeast corner of the parcel herein described, a point on the Westerly right of way line of St. Francis Drive; Thence,

Southeasterly,          20.62 feet along said Westerly right of way line
                        of St. Francis Drive on the arc of a curve to the right (said curve having a radius of 2242.00 feet and a chord which bears SE, 20.62 feet) to a point on curve and the Southeast corner of the parcel herein described; Thence,

N 89 degrees 33' 02" W, 58.33 feet to a point; Thence,

S 25 degrees 07' 59" W, 27.17 feet to a point; Thence,

N 66 degrees 14' 38" W, 173.58 feet to a point; Thence,

N 60 degrees 04' 00" W, 24.00 feet to the Southwest corner of the parcel herein described, a point on the Westerly line of said Tract B; Thence,

N 29 degrees 56' 00" E, 43.85 feet along said Westerly line of Tract B to the Northwest corner and point of beginning of the parcel herein described.

Said parcel contains 0.227 acre, more or less.

                                                              EXHIBIT C-1


                                     [MAP]

                                                              EXHIBIT D-1


                                     [MAP]

                                                        DRAFT DATED 9-14-92
                                                        UNCHANGED FROM
                                                        PREVIOUS DRAFT OF
                                                        8-4-92


                         EXHIBIT E-1 TO FIRST AMENDMENT

                              REAL ESTATE CONTRACT

        This Contract of Sale is made by and between CAMPR Partners, Ltd., a Texas limited partnership (hereinafter referred to as "Seller") and Wild Oats Markets, Inc. (hereinafter referred to as "Purchaser"), upon the terms and conditions set forth below.

                                   ARTICLE I
                               PURCHASE AND SALE

        Seller hereby sells and agrees to convey, and Purchaser hereby purchases and agrees to pay for, the tract of land containing approximately ________ acres (approximately ______________ gross square feet) located in the City of Santa Fe, Santa Fe County, New Mexico, being more particularly described on Schedule 1 attached hereto and incorporated herein for all purposes (hereinafter called the "Property") together with all and singular the rights and appurtenances pertaining to the Property, for the consideration and subject to the terms, provisions, and conditions hereinafter set forth.

                                   ARTICLE II
                                 PURCHASE PRICE

                            AMOUNT OF PURCHASE PRICE

        2.01. The purchase price for the Property (the "Purchase Price") is $3,500,000.00, subject to adjustment as provided in Section 2.02 below, which purchase price shall be allocated by agreement of Seller and Purchaser as follows: building -- $2,000,000 and land -- $1,500,000.

                           PAYMENT OF PURCHASE PRICE

        2.02. The purchase price shall be payable in cash at the Closing (as defined in Article V below). The Property is currently being leased by Purchaser from Seller pursuant to that certain Lease Agreement dated July 31, 1990 by and between Marianna Partners Limited, predecessor in interest to Seller, as Landlord, and Wild Oats Market of Santa Fe, Inc., predecessor in interest to Purchaser, as Tenant, as amended by that certain First Amendment to Lease effective as of August 1, 1992 between Seller and Purchaser (the Lease Agreement and First Amendment to Lease are hereinafter collectively referred to as the "Lease"). The Property is being purchased pursuant to an option granted from Seller to Purchaser in Section 16.19 of the Lease. The parties agree that the Purchase Price shall be increased to include any Site Improvement costs incurred by Seller for which Seller has not been reimbursed by Purchaser as of the Closing Date, as provided in Section 16.19 of the Lease.

                                  ARTICLE III
               CONDITIONS TO SELLER'S AND PURCHASER'S OBLIGATIONS

                      CONDITION TO PURCHASER'S OBLIGATIONS

        3.01 The obligations of Purchaser hereunder to consummate the transactions contemplated hereby are subject to the satisfaction of the following condition which may be waived in whole or in part in writing by Purchaser at or prior to the Closing):

                Within ten (10) days after the date hereof, Seller, at Seller's sole cost and expense, shall furnish to the Purchaser a Commitment For Title Insurance (the "Title Commitment"), dated not earlier than the date of this Contract, issued by Santa Fe Abstract or any other title company in Santa Fe, New Mexico, reasonably acceptable to Purchaser (the "Title Company") showing Seller's title to the Property, together with legible copies of the deed which conveyed the Property to Seller or its predecessor in interest and all items and documents referenced in the Commitment. The Commitment shall commit the Title Company to issue to Purchaser at the Closing an Owner's Policy of Title Insurance (ALTA Owner's Form B, 1984) in the full amount of the Purchase Price. Purchaser shall give Seller written notice on or before the expiration of thirty (30) days after the date hereof that the condition of title as set forth in the Title Commitment is or is not satisfactory, and in the event Purchaser states that the condition is not satisfactory, Seller shall promptly undertake to eliminate or modify all such unacceptable matters to the reasonable satisfaction of Purchaser provided, however, Seller shall be under no obligation to incur any costs in connection with such title cure except that Seller shall be obligated to secure the release prior to the Closing of any liens reflected thereon, and Seller shall be further obligated to remove any exceptions to title that prevent or impair the development of the Property in the manner reflected on the Preliminary Site Plan or the Expansion Plan, as defined in the Lease. In the event that Seller fails to modify or eliminate such unacceptable matters within sixty (60) days of the date hereof, this Contract shall thereupon, at Purchaser's option, upon written notice to Seller within five (5) days following the expiration of Seller's aforesaid cure period, be null and void for all purposes and the Escrow Deposit shall be forthwith returned by the Title Company to Purchaser. Purchaser's failure to give Seller such written notice of such unsatisfactory condition of title and/or election to terminate shall be deemed to be Purchaser's acceptance of the condition of title.

                       CONDITION TO SELLER'S OBLIGATIONS

        3.02. The obligations of Seller hereunder to consummate the transactions contemplated hereby are subject to the execution by Seller and Purchaser on or before the Closing Date of a Reciprocal Operating Agreement (With Easements, Covenants and Restrictions) in the form of Schedule 2 attached hereto (the "Reciprocal Operating Agreement") and incorporated herein. In the event that Purchaser fails or refuses to execute the Reciprocal Operating Agreement in the form attached then Seller shall have no obligation to consummate the transactions contemplated herein, and Seller may terminate this Contract upon written notice to Purchaser and thereafter this Contract shall be null and void for all purposes and the Escrow Deposit shall be forthwith returned by the Title Company to Purchaser.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        4.01. Seller makes the following representations and warranties and agrees that Purchaser's obligations under this Contract are conditioned upon the truth and accuracy of such representations and warranties, both as of this date and as of the date of Closing:

        (a) Seller is the owner of the Property, and there are no outstanding loans with respect to the Property or any part thereof other than any indebtedness which will be released at Closing.

        (b) Seller has the authority to convey the Property to Purchaser without the joinder of any other person or entity. See Attachment.

        (c) Purchaser acknowledges that Seller has delivered to Purchaser the following (hereinafter the "Existing Environmental Reports"):

                i) Letter dated June 25, 1990 from Metric Corporation Environmental Engineering and Science to Marianna Partners, Ltd.

                ii) Remedial Action Report dated June 15, 1990 from Cerl, Inc. Environmental Consultants.

                iii) Notice of Remedial Action, Hydrocarbon Contaminated Soil (Non-Spill Related) dated May 2, 1990 prepared by Cerl, Inc. Environmental Consultants.

                iv) Environmental-Soil Sampling Report dated April 4, 1990 prepared by Cerl, Inc. Environmental Consultants.

         To the best knowledge and belief of Seller, the Existing Environmental Reports provided to Purchaser constitute the complete reports related to the property in Seller's possession.

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

        4.02.   Purchaser makes the following representations and warranties:

        (a) Purchaser has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby.

        (b) Except as specifically set forth in Section 4.01, Purchaser is purchasing the Property, and the Property shall be conveyed and transferred to Purchaser, "as is, where is, and with all faults" and without any warranties, representations, or guarantees, either express or implied, of any kind, nature, or type whatsoever from or on behalf of Seller. Except for the express representation made in Section 4.01, Purchaser acknowledges that it has not relied, and is not relying, on any information, document, sales brochures, or other literature, maps or sketches, projections, proforma, statements, representations, guarantees or warranties (whether express or implied, or oral or written, or material or immaterial), that may have been given by, or made by, or on behalf of, Seller; (ii) except as specifically set forth in Section 4.01, Purchaser is not entitled to, and should not rely on, the Seller or its agents as to (a) the quality, nature, adequacy or physical condition of the Property, including, without limitation, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities or appliances at the Property, if any; (b) the quality, nature, adequacy, or physical condition of soils or the existence of ground water at the Property; (c) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (d) the development potential of the Property, its habitability, merchantability or fitness, suitability, or adequacy of the Property for any particular purpose; (e) the zoning or other legal status of the Property; (f) the Property' or its operations', compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity, or any other person or entity; (g) the quality of any labor or materials relating in any way to the Property; or (h) the condition of title to the Property (except for the warranty of title set forth in the deed to be delivered by Seller as described in Article V), or the nature, status and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservations, covenant, condition, restriction, or any other matter affecting title of the Property; (iii) Purchaser has had and will have, pursuant to this Agreement, an adequate opportunity to make such legal, factual and other inquiries and investigations
as it deems desirable or appropriate with respect to the Property.      Those
inquiries or investigations of Purchaser may include, but are not limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the condition of the Property, the existence of any wood-destroying organisms on the Property, the state of facts that an accurate survey and inspection would show, the present and future zoning ordinances, resolutions, and regulations of the city, county and state where the Property are located, and the value and marketability of the Property.

                                   ARTICLE V
                                    CLOSING

         The closing shall be held at the offices of the Title Company on the later of (i) the first business day following the expiration of the title review period specified in Section 3.01 hereof and any applicable cure period or (ii) ten (10) days following Seller's completion of construction of the Site Improvements on the Property, in the event that Purchaser has exercised its option to purchase the Property after Seller has commenced construction but before completion of the Site Improvements on the Property, as provided in Section 16.19 of the Lease (which date is herein referred to as the "Closing Date" or the "Closing").

   (1)   At the Closing Seller shall:

         (a) Deliver to Purchaser a duly executed and acknowledged General Warranty Deed conveying title in fee simple to all of the Property, free and clear of any and all liens, encumbrances, conditions, easements, assessments, and restrictions, except for the following:

                 [1] A vendor's lien to be retained in favor of any lender providing financing to Purchaser for this transaction;

                 [2] The lien of any deed of trust or mortgage in favor of any lender providing financing to Purchaser for this transaction;

                 [3] General real estate taxes for the year of Closing which shall be assumed in full by Purchaser, and subsequent years not yet due and payable;

                 [4] Any exceptions approved by Purchaser pursuant to Section
3.02 hereof; and

                 [5] Any exceptions approved by Purchaser in writing.

         (b) Deliver to Purchaser an Owner's Policy of Title Insurance (ALTA Owner's Form B, 1984) at Seller's sole expense, issued by the Title Company in Purchaser's favor in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property subject only to those title exceptions listed in Section 3.02 hereof and such other exceptions as may be approved in writing by Purchaser.

         (c) Deliver to Purchaser the duly executed Reciprocal Operating Agreement, as required by Section 3.02 hereof.

   (2) At the Closing, Purchaser shall pay the cash portion of the purchase price and deliver to Seller the duly executed Reciprocal Operating Agreement, as required by Section 3.02 hereof.

   (3) General real estate taxes for the then current year relating to the Property and all other operating expenses of the Property shall not be prorated, but shall be assumed by Purchaser inasmuch as such operating expenses are the responsibility of Purchaser under the Lease.

                                   ARTICLE VI
                            REAL ESTATE COMMISSIONS

         The parties acknowledge that no brokers have been involved in this transaction. It is agreed that if any claims for real estate brokerage fees or commissions are ever made against Seller or Purchaser by any person, firm or corporation in connection with this transaction, all such claims will be handled and paid by the party whose actions or alleged commitments form the basis of such claim, and the party whose actions or alleged commitments form the basis of such claim will indemnify and hold harmless the other from and against any and all such claims or demands with respect to any brokerage fees or agents, commissions or other compensation asserted by any person, firm or corporation in connection with this transaction.

                                  ARTICLE VII
                                 ESCROW DEPOSIT

         For the purposes of securing the performance of Purchaser under the terms and provisions of this Contract, Purchaser has delivered to the Title
Company, upon execution hereof, the sum of $                in cash or cash
equivalency (the "Escrow Deposit"), which shall be paid by the Title Company to Seller in the event Purchaser breaches this Contract as provided in Article IX
hereof.     The Escrow Deposit shall be placed in a daily interest-bearing account with all interest payable to the party entitled to such Escrow Deposit pursuant hereto. At the Closing, the Escrow Deposit and accrued interest shall be paid over to Seller and applied to the cash portion of the purchase price, provided, however, that in the event the Purchaser shall have given timely written notice to the Title Company that one or more of the conditions to its obligations set forth in Article III have not been met, or, in the opinion of Purchaser, cannot be satisfied in the manner and as provided for in Article III, then the Escrow Deposit together with all interest shall be forthwith returned by the Title Company to Purchaser.

                                  ARTICLE VIII
                                BREACH BY SELLER

         In the event Seller shall fail to fully and timely perform any of its obligations hereunder or shall fail to consummate the sale of the Property for any reason, except Purchaser's default, Purchaser may receive an immediate return of the Escrow Deposit and then, at its option,: (1) enforce specific performance of this Contract; and/or (2) bring suit for damages against Seller.

                                   ARTICLE IX
                              BREACH BY PURCHASER

         In the event Purchaser should fail to consummate the purchase of the Property, the conditions to Purchaser's obligations set forth in Article III having been satisfied and Purchaser being in default and Seller not being in default hereunder, due to the difficulty of assessing Seller's actual damages as a result of such breach by Purchaser, Seller shall have the right to receive the Escrow Deposit from the Title Company, such sum being agreed on as liquidated damages for the failure of Purchaser to perform the duties, liabilities and obligations imposed upon it by the terms and provisions of this Contract, and Seller agrees to accept and take said cash payment as its total, reasonable damages and relief and as Seller's sole remedy hereunder in such event.

                                   ARTICLE X
                                  CONDEMNATION

         In the event that (i) the whole or a material part of the Property is taken by condemnation or right of eminent domain prior to Closing, and (ii) in Purchaser's reasonable determination, the Property is rendered unsuitable for Purchaser's intended use, at Purchaser's option, this Contract shall terminate and Purchaser will receive a full refund of the Escrow Deposit.

                                   ARTICLE XI
                     FOREIGN PERSON FEDERAL TAX REQUIREMENT

         If Seller is not a "foreign person," as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act as amended (the "federal tax law"), then at the Closing Seller shall deliver to Purchaser a certificate so stating in a form complying with the federal tax law. If Seller is a "foreign person" or if Seller fails to deliver the required certificate at the Closing, then in either such event the funding to Seller at the Closing shall be adjusted to the extent required to comply with the withholding provisions of the federal tax law; and although the amount withheld shall still be paid at the Closing by Purchaser, it shall be retained by a mutually acceptable escrow agent (the reasonable fees of which shall be paid by Seller at the Closing) for delivery to the Internal Revenue Service together with the appropriate federal tax law forwarding forms, and with copies being provided both to Seller and Purchaser. The Title Company is hereby approved as a mutually acceptable escrow agent in the event that withholding is warranted in accordance with this paragraph.

                                  ARTICLE XII
                                 MISCELLANEOUS

                                     NOTICE

         12.01. Any notice required or permitted to be delivered hereunder shall be deemed received when sent by United States mail, postage prepaid, certified mail, return receipt requested, addressed to Seller or Purchaser as follows:

         Seller:          CAMPR Partners, Ltd.
                          c/o Sanders Partners Incorporated
                          1790 Commerce Park Drive
                          El Paso, Texas 79912

         With Copy to:    Scott & Hulse, P.C.
                          llth Floor,
                          Texas Commerce Bank Building
                          El Paso, Texas 79901
                          Attn: W. David Bernard

         Purchaser:       Wild Oats Markets, Inc.
                          1668 Valtec Lane
                          Boulder, Colorado 80301
                          Attn: E. Cook
                                -----------------

         With Copy to:    Bennett Bentoli
                          6081 S. Kearney
                          Englewood, Co. 80111


                           NEW MEXICO LAW TO APPLY

         12.02. This Contract shall be construed under and in accordance with the laws of the State of New Mexico.

                                 PARTIES BOUND

         12.03. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns where permitted by this Contract.

                               LEGAL CONSTRUCTION

         12.04. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

                          PRIOR AGREEMENTS SUPERSEDED

         12.05. This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter.

                                TIME OF ESSENCE

         12.06. Time is of the essence of this Contract. For purposes of determining the time for performance of various obligations under this Contract, the "date" of this Contract shall be the date this Contract is executed by Purchaser. Should the calculation of any of the various time periods provided for herein result in an obligation becoming due on a Saturday, Sunday or legal holiday, then the due date of such obligation shall be delayed until the next succeeding business day.

                                     GENDER

         12.07. Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

                                   ASSIGNMENT

         12.08   Purchaser may assign its rights as Purchaser hereunder.

         EXECUTED by Seller this        day of                 1992.
                                --------      -----------------


                                      SELLER:

                                         CAMPR PARTNERS, LTD.

                                         By: Sanders Partners Incorporated
                                            Its: General Partner

                                         By:
                                            -------------------------------
                                         Title:
                                               ----------------------------

        EXECUTED by Purchaser this         day of                   1992.
                                  ---------       -----------------


                                           PURCHASER:

                                           WILD OATS MARKETS, INC.

                                           By:
                                              -------------------------
                                           Title:
                                                 ----------------------

        The Contract, together with the Escrow Deposit described therein, has
been received by the Title Company this the          day of           , 1992,
and by execution hereof the Title Company hereby covenants and agrees to be bound by the terms of the Contract.


                                            ---------------------------------
                                            Name of Title Company

                                            By:
                                               ------------------------------
                                            Title:
                                                  ---------------------------


SCHEDULE OF EXHIBITS:

Schedule 1 - Legal Description of the Property

Schedule 2 - Form of Reciprocal Operating Agreement

                       SCHEDULE 1 TO REAL ESTATE CONTRACT

                       SCHEDULE 2 TO REAL ESTATE CONTRACT

                         RECIPROCAL OPERATING AGREEMENT
                  (With Easements, Covenants and Restrictions)

         This Reciprocal Operating Agreement (the "Agreement") is entered into by and between CAMPR PARTNERS, LTD., a Texas limited partnership (hereinafter referred to as "North Site Owner"); and WILD OATS MARKETS, INC., a Colorado corporation (hereinafter referred to as "South Site Owner").

         WHEREAS, North Site Owner is the owner of a certain tract of land located in the City of Santa Fe, Santa Fe County, New Mexico, more fully described on Exhibit "A" attached hereto (the "North Site");

         WHEREAS, South Site Owner is the owner of a certain tract of land located in the City of Santa Fe, Santa Fe County, New Mexico, more particularly described on Exhibit "B" attached hereto (the "South Site");

         WHEREAS, the North Site and South Site are adjacent to each other and the North Site and South Site Owners desire to grant to each other reciprocal and mutual rights of access for ingress, egress and parking on certain portions of their respective tracts and desire to set out certain terms, conditions and restrictions controlling the development and use of such tracts;

         NOW, THEREFORE, North Site Owner and South Site Owner hereby adopt and establish the following covenants and easements, which shall be applicable to the North Site and South Site (the North Site and South Site are collectively hereinafter referred to as the "Property"), and such parties hereby agree and declare that the Property shall be held, transferred, improved, sold, conveyed, used and occupied subject to the easements and restrictions described herein which shall be (i) covenants running with and binding the Property and (ii) binding upon and enforceable against the North Site Owner and the South Site Owner and their respective successors and assigns, including, without limitation, any and all subsequent owners of the Property or any portions thereof (all such parties and their respective successors and assigns are hereinafter collectively referred to as the "Owners" and individually referred to as "Owner") and each and all individuals and entities by the acceptance of title to any portion of the Property shall thereby agree and covenant to abide by and perform the provisions and agreements contained herein.

         1. SITE PLAN. Attached to this Agreement as Exhibit "C" is a site plan (herein the "Site Plan") which illustrates the proposed future improvements to the North Site and the existing and proposed improvements to the South Site.

         2. NORTH SITE CONSTRUCTION. North Site Owner Agrees that the North Site will be developed in substantial accordance with the Site Plan.

         3. SOUTH SITE CONSTRUCTION. South Site Owner agrees that the South Site will be developed in substantial accordance with the Site Plan.

         4.      CONSTRUCTION OF SITE IMPROVEMENTS.

                                  [RESERVED].

         5. GRANTS BY NORTH SITE OWNER. To be effective following completion of the Site Improvements for the North Site, North Site owner hereby grants, sells and conveys to the South Site Owner the free, continuous, uninterrupted, nonexclusive use, right, liberty, privilege, license and easement appurtenant to the South Site for ingress and egress of vehicular and pedestrian traffic and parking (subject to the limitations of Paragraph 7.3) in and on the roadways, parking areas, sidewalks, and entrances of the North Site Shown on the Site Plan (herein the "North Site Easement").

         6. GRANT BY SOUTH SITE OWNER. To be effective following completion of the Site Improvements for the South Site, the South Site Owner does hereby grant, sell and convey to the North Site owner the free, continuous, uninterrupted, nonexclusive use, right, liberty, privilege, license and easement appurtenant to the North Site for ingress and egress of vehicular and pedestrian traffic and parking (subject to the limitations of Paragraph 7.3) in and on the roadways, parking areas, sidewalks and entrances of the South Site shown on the Site Plan (herein the "South Site Easement").

         7. FURTHER AGREEMENTS WITH RESPECT TO EASEMENTS. Each Owner, on behalf of itself and its successors and assigns, agrees as follows:

                 7.1 NO BARRIERS OR INTERFERENCE. No owner shall construct or place any fences, barriers or other obstacles which would prevent or obstruct the passage of pedestrian or vehicular travel for the purposes herein permitted within or across the North Site or South Site Easements (collectively the "Easements") provided, however, the foregoing provisions shall not prohibit a barricade erected and reasonably necessary in connection with the construction, reconstruction, repair or maintenance of the Easements or any buildings or other improvements (all such work to be conducted in the most expeditious manner reasonably possible to minimize the interference with use of the Easements and with all such work to be diligently prosecuted to completion).

                 7.2      USE OF EASEMENTS.   Subject to the parking limitations
of Paragraph 7.3, any Owner of the Property or any
portion thereof may authorize its tenants and invitees (including, without limitation, employees, customers, agents and invitees of such tenants) to use the Easements herein granted to such Owner, and neither such Owner nor said tenants and invitees shall be charged any fee for the use of such Easements.
The Easements and rights herein conveyed are private easements and are not for
the use or benefit of the general public.   Nothing herein contained shall be
construed or deemed to be a dedication of any easements to, or for the use of, the general public.

                 7.3. Limitations on Parking, Notwithstanding anything herein to the contrary, no Owner shall be entitled to rely upon the parking area located upon the other Owner(s) property for the purpose of meeting any minimum parking requirements of applicable governmental authorities. Owners mutually agree to use their best efforts to ensure that their respective employees and employees of their tenants do not park on the Property.

                 7.4 Maintenance of Easements. All Owners shall maintain the Easements on their respective tracts in good condition and repair, to include, without limiting the generality of the foregoing, the following:

                          (i)      Maintaining the surface in a level, smooth,
evenly-covered condition with the type of surfacing material originally installed or such substitute as shall in all respects be equal in quality, use and durability, it being agreed that any and all paved area must be constructed of hard surface material of an asphaltic concrete or concrete-wearing surface in accordance with good engineering practices and in a good and workmanlike manner;

                          (ii)     Removing all papers, debris, filth and
refuse and thoroughly sweeping the area to the extent reasonably necessary to keep the Easements in a clean and orderly condition;

                          (iii)    Placing, keeping in repair, and replacing any
necessary and appropriate directional signs, markers and lines as required by any governmental entity or agency having jurisdiction over the Easements or any portion thereof; and,

                          (iv)     Operating, keeping in repair and replacing,
when necessary, such artificial lighting facilities as shall be reasonably required by any governmental entity or agency having jurisdiction over the Easements or any portion thereof.

                 7.5 Condemnation. Nothing contained herein shall be construed to give any owner any interest in any award or payment made to any other owner in connection with any exercise of eminent domain or transfer in lieu thereof affecting said other Owner's portion of an Easement or the Property or give the public (including any tenants or invitees of any Owner) or any governmental entity any rights in the Easements or any portion thereof, it being agreed that in the event of any such exercise of eminent domain or transfer in lieu thereof by any Owner of the Easement with respect to the portion of the Property owned by such Owner, that the award attributable to the land and improvements of such affected portion shall be payable only to the fee owner thereof and no claim thereon shall be made by any other owner of any other portion of the Property; provided further, however, that all such other Owners may file collateral claims with the condemning authority over and above the value of the land area and improvements so taken. It is further agreed that the fee Owner of each portion of the Property so condemned shall promptly repair and restore (if such repair and restoration shall be reasonable under the circumstances) the remaining portion of the Easement so owned by said Owner as nearly as practicable to the same condition immediately prior to such condemnation or transfer.

         8. LIMITATIONS ON USE. During the term of this Agreement the uses permitted on the North Site and the South Site shall be limited as follows:

                 8.1 RESTRICTIONS ON SOUTH SITE. No portion of the South Site shall be used for (a) purposes of a cocktail lounge (provided, however, that this shall not preclude a cocktail lounge operated in conjunction and as a part of a restaurant), bar, disco, bowling alley, pool hall, billiard parlor, skating rink, roller rink, amusement arcade, adult book store, adult theater, adult amusement facility, or any facility selling or displaying pornographic materials or having such displays, secondhand store, auction house, flea market or any use which creates a nuisance (hereinafter the "Prohibited Uses") or (b) the operation of a drug store or a socalled prescription pharmacy or for any purpose requiring a qualified pharmacist or other person authorized by law to dispense medicinal drugs, directly or indirectly, for a fee or a remuneration of any kind (hereinafter a "Drug Store Operation") (provided, however, that this restriction shall not prohibit or restrict in any way the sale of medicinal herbs or vitamins).

                 8.2 RESTRICTIONS OF NORTH SITE. No portion of the North Site shall be used for (a) any of the Prohibited Uses or (b) the operation of a grocery store or health food store or any other business that derives more than fifty percent (50%) of its gross revenues from the sale of produce, meat, or vitamins (hereinafter a "Food Store Operation").

         9. ENFORCEMENT. The hereinabove stated covenants and easements shall inure to the benefit of, be binding upon and be enforceable (specifically including, but not limited to, the remedy of injunctive relief in the event of breach of said covenants) by all Owners of the Property or any part thereof and their respective successors and assigns (including specifically mortgagee's and purchasers at any foreclosure sale or by deed in lieu thereof), except as otherwise provided. If during the existence of this

Agreement any Owner shall sell or transfer or otherwise terminate its interest as owner of such Property, then from and after the effective date of such sale, transfer, or termination of interest, such party shall be released and discharged from any and all obligations, responsibilities and liabilities under this Agreement as to the parts sold or transferred, except those obligations, responsibilities and liabilities (if any) which have already accrued as of such date, and any such transferee by the acceptance of the transfer of such interest shall thereupon become subject to the covenants contained herein to the same extent as if such transferee were originally a party hereto. No breach of this Agreement shall entitle any Owner to cancel, rescind or otherwise terminate this Agreement; provided, however, such limitation shall not affect in any manner any of the rights or remedies which any owner may have hereunder by reason of such breach.

         10. ARBITRATION. Any controversy or claim between or among the Owners relating to this Agreement, shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding. Judgment upon the award rendered may be entered in any court having jurisdiction. If such controversy or claim is not submitted to arbitration as provided above, but becomes the subject of a judicial action, any party may elect to have all decisions of fact and law determined by a referee in accordance with applicable state law. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The referee, or presiding referee of the panel, shall be an active attorney or retired judge. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced. Notwithstanding anything in this Paragraph 10 to the contrary, no provision of, or the exercise of any rights hereunder shall limit the right of any Owner to exercise any ancillary remedies such as injunctive relief before, during or after the pendency of any arbitration. The institution and maintenance of an action for judicial relief or pursuit of any ancillary remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

         11. MODIFICATION. The provisions of this Agreement may be modified from time to time or terminated at any time by the written agreement of all of the Owners of the Property. No consent to the modification, from time to time, or termination of any or all of the provisions of this Agreement shall ever be required from any persons other than the Owners of said Property, and their respective mortgagees then holding a mortgage or deed of trust lien on such Owner's portion of the Property. No consent shall be required of any tenant as to any portion of the Property, nor from any customer, employee, agent or invitee of any such tenants nor shall any such tenant, customer, employee, agent or invitee have any right to enforce any provision of this Agreement or any modification thereof.

         12. TERM. The easements, restrictions, rights, terms and provisions of this Agreement shall run with the land and bind the Owners for a period of fifty (50) years from the date hereof. Notwithstanding the foregoing, the restrictions against a Drug Store Operation on South Site as provided in Paragraph 8.1 hereof shall terminate sooner if at any time following three (3) years after the date hereof, a Drug Store Operation is not conducted on the North Site for a period of twelve (12) consecutive months, and provided further that the restrictions against a Food Store Operation on the North Site shall terminate sooner if at any time following three (3) years from the date hereof, a Food Store Operation is not conducted on the South Site for a period of twelve (12) consecutive months.

         13. TAXES. Each of the Owners shall, with regard to their respective interest in the Property, pay or cause to be paid, prior to delinquency, all real property taxes and assessments which are levied against that part of the Property owned by it.

         14. ESTOPPEL CERTIFICATE. Each Owner agrees to furnish a written statement to the other or the other's prospective or existing mortgagee, purchaser or tenant, within fifteen (15) days of any written request therefor stating that: (a) this Agreement is then in effect (if true); (b) this Agreement has not been modified except as specifically stated; (c) the other Owners are not in default (or specifically state any defaults); and (d) such other information reasonably requested relating to the status of this Agreement. Failure to provide such a statement within said period shall be deemed to establish the items referenced in subparagraphs (a)-(c) above.

         15.     GENERAL PROVISIONS.

                 15.1 ENTIRE UNDERSTANDING. This Agreement embodies the entire understanding and agreement between the parties concerning the subject matter hereof, and supersedes any and all prior negotiations, understandings, or agreements in regard thereto. Any amendments, variations, or changes may be effective only if approved in the manner set forth herein.

                 15.2 COUNTERPARTS. This Agreement may be executed in multiple counterpart copies, each of which will be considered an original and all of which constitute one and the same instrument.

                 15.3 CAPTIONS. The headings in this Agreement are solely for convenience and will not be relied upon in construing any provisions hereof, nor are they in any way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

                 15.4 GENDER AND INTERPRETATION. Use of any gender in this Agreement will be deemed to include all genders when appropriate, and use of the singular will be deemed to include the plural when appropriate, and vice versa in each instance.

                 15.5 NO PARTNERSHIP. None of the terms or provisions of this Agreement shall be deemed to create a partnership between or among the parties in their respective businesses or otherwise, nor shall it cause them to be considered as joint venturers or members of joint enterprises. This Agreement is not intended nor shall it be construed to create any third-party beneficiary rights to, or in favor of, any person or entity who is not a party hereto unless otherwise expressly provided herein.

                 15.6 APPLICABLE LAW. This Agreement has been executed and delivered in the State of New Mexico and will be construed and interpreted according to the laws of New Mexico. Venue for all purposes shall be proper in Santa Fe County, New Mexico.

                 15.7 NOTICES. Any notice, request, or demand required or permitted under this Agreement shall be deemed to have been duly given or made if delivered in person or by registered or certified mail, return receipt requested, postage prepaid, to the addresses below set forth, or such other address as the parties may designate to each other in the foregoing manner. All notices shall be deemed effective upon receipt, provided, any notice given by registered or certified mail, return receipt requested, shall be deemed received on the day first presented by the postal authorities for receipt.

                 15.8 SEVERABILITY. The provisions of this Agreement are intended to be severable. If any provision hereof shall be invalid, illegal, or unenforceable, the other provisions hereof shall in no way be impaired thereby.

                 15.9 EXHIBITS. The following exhibits are attached hereto and are incorporated in this Agreement and made a part hereof by reference:

                          Exhibit A -- Legal Description of North Site
                          Exhibit B -- Legal Description of South Site
                          Exhibit C -- Site Plans

                 15.10 WAIVER. Any past waiver as to any of the terms or conditions of this Agreement shall not operate as a future waiver of the same terms and conditions or prevent the future enforcement of any of the terms and conditions hereof.

                 15.11 ATTORNEY'S FEES. Should any litigation or arbitration be commenced between the Owners arising out of this Agreement or the transactions contemplated hereby, the party prevailing in such litigation or arbitration shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for its attorney's fees in such litigation or arbitration.

                 15.12 TIME OF ESSENCE. Time is of the essence in this Agreement. In the event the date for performance of any obligation hereunder shall fall on a weekend or any legal holiday, then that obligation shall be performable on the next following regular business day.



                                    NORTH SITE OWNER:

                                    CAMPR PARTNERS, LTD.

                                    By: SANDERS PARTNERS INCORPORATED,
                                    Its: General Partner

                                        By:
                                           ------------------------------
                                        Its:
                                            -----------------------------

                                    Address:   1790 Commerce Park Drive
                                               El Paso, Texas 79912
                                               Attn: Barry Kobren


                                    SOUTH SITE OWNER:

                                    WILD OATS MARKETS, INC.

                                    By:
                                       ------------------------------
                                    Its:
                                        -----------------------------

                                    Address:   1668 Valtec Lane
                                               Boulder, Colorado 80307
                                               Attn: Michael Gilliland

STATE OF               )
        ---------------
COUNTY OF              )
         -------------
                       )

                 This instrument was acknowledged before me on this ______ day of _________________, 1992, by ________________, President of Sanders Partners,
Incorporated, General Partner of CAMPR PARTNERS, LTD., a Texas limited partnership on behalf of said limited partnership.

Notary's Official Seal:
                                                   ----------------------------
                                                     NOTARY PUBLIC IN AND FOR
                                                        THE STATE OF
                                                                    -----------
STATE OF               )
        ---------------
COUNTY OF              )
         -------------
                       )

                 This instrument was acknowledged before me on this ____ day of ______________, 1992, by _________________, President of Wild Oats Markets,
Inc., a Colorado Corportion, on behalf of said corporation.

Notary's Official Seal:
                                                   ----------------------------
                                                     NOTARY PUBLIC IN AND FOR
                                                        THE STATE OF
                                                                    -----------